Exhibit 10.1

DATED 17th JANUARY, 2008

CHINA ENTERTAINMENT GROUP, INC.

and

IMPERIAL INTERNATIONAL LIMITED

AGREEMENT
for the sale and purchase of 120 shares in
the issued share capital
of
Metrolink Pacific Limited

Robertsons
57th Floor
The Center
99 Queen's Road Central
Hong Kong

THIS AGREEMENT IS MADE ON 17TH DAY OF JANUARY, 2008

BETWEEN:

(1)
CHINA ENTERTAINMENT GROUP, INC., a company incorporated in Nevada whose principal executive office is at Unit 3409, Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong (the "Vendor"); and

(2)
IMPERIAL INTERNATIONAL LIMITED, a company incorporated in the British Virgin Islands whose registered office is at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands  (the "Purchaser").

WHEREAS:

1.	The Company is a company established in the British Virgin Islands with limited liability details of which are set out in Schedule 1.

2.
At the date of this Agreement, the Vendor is the legal and beneficial owner of 120 issued shares in the registered capital of the Company representing 100% of the entire issued share capital of the Company.

3.
The Vendor has agreed to sell and the Purchaser has agreed to purchase 100% of the total issued and paid up capital of the Company from the Vendor on the terms and conditions contained in this Agreement.

5.	Upon Completion, the Purchaser will own 100% of the issued registered capital of the Company.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, and in the Schedules, the following definitions are used:

"Company" means Metrolink Pacific Limited, a company incorporated in the British Virgin Islands;

"business day" means a day (not being a Saturday or days on which a typhoon signal No. 8 or black rainstorm warning is hosted in Hong Kong at 10:00 a.m.) on which banks are generally open for general banking business in Hong Kong;

"Companies Ordinance" means the Companies Ordinance, Chapter 32 of the Laws of Hong Kong;

"Completion" means completion of the sale and purchase of the Sale Shares in accordance with clause 5;

"Conditions" means the conditions specified in clause 3;

"Effective Date" means 31st December, 2007;

"Group" means the Company and its subsidiaries from time to time;

"Hong Kong" means the Hong Kong Special Administrative Region of the PRC;

"Parties" means the named parties to this Agreement and "Party" means any one of them;

"PRC" means the People’s Republic of China;

"Sale Shares" means in aggregate the 120 Shares to be sold by the Vendor to the Purchaser, representing 100% of the entire registered and issued capital of the Company;

"Shares" means ordinary shares in the registered capital of the Company;

"Warranties" means the representations and warranties set out in Schedule 2;

"US$" means the United States dollars;

1.2	In this Agreement, words and expressions defined in the Companies Ordinance shall be construed as having the meaning thereby attributed to them, save where the context otherwise requires.

1.3	In this Agreement, save where the context otherwise requires:

(A)	words in the singular shall include the plural, and vice versa;

(B)	the masculine gender shall include the feminine and neutral and vice versa;

(C)	a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association or to a person’s executors or administrators;

(D)	a reference to a clause, sub-clause, Schedule (other than to a schedule to a statutory provision) shall be a reference to a clause, sub-clause, Schedule (as the case may be) of or to this Agreement;

(E)	if a period of time is specified and dates from a given day or the day of an act or event, it shall be calculated exclusive of that day;

(F)	the headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement;

(G)	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms;

(H)	a document in the agreed form shall mean a document the form of which has been agreed by the parties hereto;

(I)	all warranties and obligations given or entered into by more than one person are given or entered into severally.

1.4	The designations adopted in the recitals and introductory statements preceding this clause apply throughout this Agreement and the Schedules.

2.	SALE AND PURCHASE

Subject to the terms and conditions of this Agreement, the Vendor shall, with effect from the Effective Date, sell as legal and beneficial owner and the Purchaser shall purchase or procure the purchase of, the Sale Shares, free from any option, charge, lien, equity, encumbrance, rights of pre-emption or any other third party rights whatsoever and together with all rights attached to them at the Effective Date or subsequently becoming attached to them.

3.	CONDITIONS

The provisions of this Agreement, other than this clause, clause 8 (Announcements), clause 10 (Costs), clause 11 (Notices) and clause 13 (Governing Law, Service of Process and Arbitration) are subject to each of the following conditions being satisfied in all respects (or waived):

(A)
no event having occurred since the date hereof to Completion, the consequence of which is to materially and adversely affect the financial position, business or property, results of operations or business prospects of the Group and such material adverse effect shall not have been caused;

(B)
the passing by the shareholders of the Vendor at a general meeting to be convened and held (if necessary) of an ordinary resolution to approve ratify and/or confirm this Agreement and the transaction contemplated hereunder; and

(C)	the Warranties remaining true and accurate and not misleading at Completion as if repeated at Completion and at all times between the date of this Agreement and Completion.

(D)	the passing of a board resolution of the board of the Purchaser approving the entering into of this Agreement and the transaction contemplated herein; and;

(E)
the filing of a definitive version of a 14C with the United States Securities Exchange Commission regarding the transaction contemplated hereunder and having such been mailed to shareholders of the Vendor.

4.	CONSIDERATION

4.1	The total consideration payable to the Vendor for the sale and purchase of the Sale Shares shall be US$1.

4.2	The Consideration shall be payable by the Purchaser to the Vendor (or as it may direct) on Completion.

4.3	Payment of the Consideration or any part thereof shall be effected by the Purchaser paying cash to the Vendor (or as it may direct) for the Consideration or any part thereof.

5.	COMPLETION

5.1
Subject to continuing fulfilments (or waiver) of the Conditions specified in clause 3, Completion shall take place at the offices of the Purchaser at 4:00 p.m. (Hong Kong time) on the fifth business day after the fulfilment or waiver of the last of the Conditions specified in clause 3 or at such other place or time as the parties shall agree.

5.2	At Completion:

5.2.1	The Vendor shall deliver or cause to be delivered to the Purchaser:

(A)	duly executed transfer documents in respect of the Sale Shares transferring the Sale Shares to the Purchaser or its nominee together with the relevant share certificates;

(B)	resolution of the board of directors of the Company approving the registration of the Purchaser or its nominee(s) as members of the Company;

(C)	copy of board resolutions of the Vendor authorising and approving its execution of this Agreement;

(D)	all reasonably relevant approvals, consents, licences and/or permits required in relation to the transaction contemplated hereunder, and

(E)	written evidence of the shareholders of the Vendor having approved, ratified and/or confirmed this Agreement and the transactions contemplated herein.

5.2.2	The Purchaser shall pay the Consideration to the Vendor or as it may direct.

6.	WARRANTIES

6.1
The Vendor represents and warrants to the Purchaser that each of the Warranties is as at the date hereof true and correct and not misleading in any material respects and each of those warranties shall be construed as a separate warranty.

6.2	The Warranties shall be deemed to be repeated at Completion and any express or implied reference therein to the date of this Agreement shall be replaced by a reference to the date of Completion.

6.3	The Purchaser’s rights in respect of each of the Warranties shall survive Completion and continue in full force and effect notwithstanding Completion.

6.4	The Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Clause or anything in this Agreement.

6.5	The Vendor shall immediately disclose to the Purchaser any matter or thing which becomes known to it after the date of this Agreement which would render any of them untrue.

6.6
The Purchaser shall be entitled to claim after Completion that any of the Warranties is or was untrue or misleading or has or had been breached and Completion shall not in any way constitute a waiver of any of the Purchaser’s rights.

6.7
The Vendor undertakes to indemnify and keep indemnified the Purchaser from and against all reasonable claims, liabilities, losses, costs and expenses which the Purchaser may suffer or incur or which may be made against the Purchaser either before or after the commencement of and arising out of, or in respect of, any action in connection with:-

(A)	the settlement of any claim that any of the Warranties is untrue or misleading or has been breached;

(B)	any legal proceedings taken by the Purchaser claiming that any of the Warranties is untrue or misleading or has been breached and in which judgement is given for the Purchaser; and

(C)	the enforcement of any such settlement or judgement.

6.8	The Vendor shall not be liable in respect of a Relevant Claim:

(A)	if it would not have arisen but for anything voluntarily done or omitted to be done after Completion by the Purchaser or the Group or its employees, agents or successors in title;

(B)	to the extent that it arises or is increased as a result only of:

(i)	an increase in the rates, method of calculation or scope of taxation after the date of this Agreement; or

(ii)	any change in generally accepted accounting practice after the date of this Agreement; or

(iii)	the passing of any legislation, or making of any subordinate legislation after the date of this Agreement.

6.9	The Purchaser shall:

(A)	immediately notify the Vendor in writing of any Relevant Claim and of any claim or matter which gives or may give rise to a Relevant Claim;

(B)	at all times disclose in writing to the Vendor all information and documents relating to any claim or matter which gives or may give rise to a Relevant Claim;

(C)	take such action as the Vendor may reasonably require to avoid, resist, contest or compromise any claim or matter which gives or may give rise to a Relevant Claim; and

(D)	the passing of a board resolution of the board of the Purchaser approving the entering into of this Agreement and the transaction contemplated herein; and;

7.	PURCHASER’S WARRANTIES

The Purchaser represents and warrants to the Vendor that:

(A)
the Purchaser has full power and authority to enter into and perform this Agreement and the provisions of this Agreement, when executed, shall constitute valid and binding obligations on the Purchaser, in accordance with its terms;

(B)	the execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement shall neither:

(i)	result in a breach of any provision of its Memorandum or Articles of Association or equivalent constituted document; nor

(ii)	result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which the Purchaser is bound;

(C)
save as provided in this Agreement, all consents, permissions, approvals and agreements of third parties which are necessary or desirable for the Purchaser to obtain in order to enter into and perform this Agreement in accordance with its terms have been unconditionally obtained in writing and have been disclosed in writing to the Vendor.

8.	ANNOUNCEMENTS

8.1
Save as provided in this Agreement, neither party shall release any announcement, or  despatch any circular, relating to this Agreement unless as required by law or the rules of any regulatory body of which it is a member.

8.2
The Parties hereby undertake that they shall each use all reasonable endeavours to supply such information as may be reasonably necessary to be included in the documents to be despatched or the announcements to be issued take respective responsibility for such information and authorise the publication, despatch and/or release of such documents and announcements.

9.	MISCELLANEOUS

9.1	None of the Parties may assign its rights under this Agreement and this Agreement shall be binding on and enure for the benefit of the Parties’ successors, assigns and personal representatives.

9.2	Time shall be of the essence of this Agreement.

9.3
This Agreement represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the Parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom.

9.4
Each Party confirms that, except as provided in this Agreement, no party has relied on any representation or warranty or undertaking which is not contained in this Agreement and, without prejudice to any liability for fraudulent misrepresentation, no Party shall be under any liability or shall have any remedy in respect of misrepresentation or untrue statement unless and to the extent that a claim lies under this Agreement.

9.5	So far as it remains to be performed this Agreement shall continue in full force and effect notwithstanding Completion.

9.6
In the event that any provision of this Agreement shall be void or unenforceable by reason of any provision of applicable law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and if necessary, be so amended as shall be necessary to give effect to the spirit of this Agreement so far as possible.

9.7
Each of the Parties shall after Completion execute all such deeds and documents and do all things as the other Parties may reasonably require for perfecting the transactions intended to be effected under or pursuant to this Agreement.

9.8	This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same instrument and is binding on each and every party.

10.	COSTS

The Parties shall pay their own costs in connection with the preparation and negotiation of this Agreement and any matter contemplated by it.

11.	NOTICES

11.1	A notice, approval, consent or other communication in connection with this Agreement:

(A)	must be in writing; and

(B)
must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Hong Kong) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this Clause or if the addressee notifies another address or facsimile number in Hong Kong then to that address or facsimile number.

11.2	The address and facsimile number of each Party is:

The Vendor

Address:	Unit 3409, Shun Tak Centre, West Tower
Facsimile:	168-200 Connaught Road Central
Attention:	Hong Kong

Facsimile	21919890
Attention	Mr. Tang Chien Chang

The Purchaser

Address:	c/o 57th Floor, The Center, 99 Queen's Road Central, Hong Kong
Facsimile:	28685820
Attention:	Mr. Warren Ko (ref: 841133)

11.3
A notice, approval, consent or other communication shall take effect from the time it is received (or, if earlier, the time it is deemed to be received in accordance with sub-clause 11.4) unless a later time is specified in it.

11.4	A letter or facsimile is deemed to be received:

(A)	in the case of a posted letter, unless actually received earlier, on the third (seventh, if posted to or from a place outside Hong Kong) day after posting; and

(B)
in the case of facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

12.	GOVERNING LAW, SERVICE OF PROCESS AND JURISDICTION

12.1	This Agreement is governed by, and shall be construed in accordance with, Hong Kong law.

12.2
The Purchaser hereby irrevocably appoints Robertsons of 57th Floor, The Center, 99 Queen's Road Central, Hong Kong as its agent to accept service of legal process on its behalf.  The Purchaser irrevocably agrees that if its process agent ceases to have an address in Hong Kong or ceases to act as its process agent, it shall appoint a new process agent acceptable to the other Parties and shall deliver to each of the other Parties within 14 days a copy of written acceptance of appointment by the new process agent.

12.3
The Vendor hereby irrevocably appoints Robertsons of 57th Floor, The Center, 99 Queen's Road Central, Hong Kong as its agent to accept service of legal process on its behalf.  The Vendor irrevocably agrees that if its process agent ceases to have an address in Hong Kong or ceases to act as its process agent, it shall appoint a new process agent acceptable to the other Parties and shall deliver to each of the other Parties within 14 days a copy of written acceptance of appointment by the new process agent.

12.4
Subject to clause 12.2 and 12.3, each Party agrees that without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any Party by being delivered to or left for that Party at its address for service of notices under Clause 11 and each Party undertakes to maintain such an address at all times and to notify the other Party in advance of any change from time to time of the details of such address in accordance with the manner prescribed for service of notices under clause 11.

12.5
The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.  Each of the parties hereto also irrevocably agrees to waive any objection which it may at any time have to the laying of the venue of any proceedings in the Hong Kong Courts and any claim that any such proceedings have been brought in an inconvenient forum.

IN WITNESS of which the Parties have executed this Agreement on the date first mentioned above.

SIGNED by	)	/s/ Tang Chien Chang
for and on behalf of	)
CHINA ENTERTAINMENT GROUP, INC.	)
in the presence of:	)

SIGNED by	)	/s/ Chen Ming Yin, Tiffany
for and on behalf of	)
IMPERIAL INTERNATIONAL LIMITED	)
in the presence of:	)

SCHEDULE 1

DETAILS OF THE COMPANY

Name	:	Metrolink Pacific Limited

Country of incorporation	:	British Virgin Islands

Company No.	:	613977

Authorised Share Capital	:	US$50,000 divided into 50,000 ordinary shares of US$1 each

Issued Share Capital	:	120 ordinary shares

Registered Office	:	OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands

Directors	:	Ms Chen Ming Yin, Tiffany
Mr. Tang Chien Chang
Mr. Kim Min Sup, Mark

Shareholders:	:	China Entertainment Group, Inc. - 120 ordinary shares

SCHEDULE 2

REPRESENTATIONS AND WARRANTIES

Subject to the matters referred to herein and save as disclosed to the Purchaser in writing, the Vendor hereby represents, warrants and undertakes to the Purchaser that all statements of fact set out in this Schedule or otherwise contained in this Agreement are true and accurate in all material respects as at the date hereof and at Completion.

Unless the context requires otherwise, the representations, warranties and undertakings contained in this Schedule 2 in relation to the Company shall be deemed to be repeated mutatis mutandis in relation to each of the member of the Group.

1.	GENERAL INFORMATION AND POWERS OF THE VENDOR

1.1
the Vendor has full power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and (where relevant) all corporate and other actions required to authorise its execution of this Agreement and its performance of its obligations hereunder have been duly taken and this Agreement will, when executed by the Vendor, be a legal, valid and binding agreement on it and enforceable in accordance with the terms hereof;

1.2
the execution, delivery and performance of this Agreement by the Vendor does not and will not violate in any respect any provision of (i) any law or regulation or any order or decree of any governmental authority, agency or court of the United States of America or elsewhere or any part thereof prevailing as at the date of this Agreement and as at Completion; (ii) the laws and documents incorporating and constituting the Company prevailing as at the date of this Agreement and as at Completion; or (iii) any mortgage, contract or other undertaking or instrument to which the Vendor is a party or which is binding upon it/him/her or any of its/his/her assets, and does not and will not result in the creation or imposition of any encumbrance on any of its/his/her assets pursuant to the provisions of any such mortgage, contract or other undertaking or instrument;

1.3
no consent (save as disclosed herein) of a person or body or filing or registration with or other requirement of any governmental department authority or agency in the United States of America or any part thereof is required by the Vendor in relation to the valid execution, delivery or performance of this Agreement (or to ensure the validity or enforceability thereof) and the sale by the Vendor of the Sale Shares;

2.	COMPLIANCE WITH LEGAL REQUIREMENTS

2.1
the Company has duly and properly complied with all filing and registration requirements in respect of corporate or other documents imposed under the relevant laws of the jurisdiction in which it was incorporated;

2.2
the statutory books and minute books of the Company have been properly written up and compliance has been made with all legal requirements concerning the Company and all issues of shares, debentures or other securities thereof;

2.3
the register of members/shareholders of the Company is correct and the Company has not received any application or request for rectification of its register of members/shareholders and, so far as the Vendor is aware, no circumstances which might lead to any such application or request for rectification of such register to be made have arisen or occurred;

3.	CORPORATE MATTERS

3.1
the Company has been duly established and is validly existing and no order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets.  The Company is not insolvent nor unable to pay its debts, no receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof, no power to make any such appointment has arisen, the Company has taken no steps to enter liquidation and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of the Company;

3.2
the Vendor is the beneficial owner of the Sale Shares free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever and the Company has not exercised any lien over any of its issued shares and there is no outstanding call on any of the Sale Shares and all of the Sale Shares are fully paid;

3.3	the Sale Shares constitute 100% of all the entire registered capital of the Company;

3.4	save as disclosed herein, the Company has no and never has had any subsidiary or shares in or stock of any company;

3.5	the Company has never reduced, repaid, redeemed or purchased any of its share capital;

3.6
there are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of the Company or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Sale Shares;

3.7
the copies of the Memorandum and Articles of Association of the Company are accurate and complete in all respects and have attached to them copies of all resolutions and agreements which are required to be so attached.  The Company has complied with its Memorandum and Articles of Association in all respects, has full power, authority and legal right to own its assets and carry on its business and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised;

3.8
the Register of Members and all other statutory books of the Company are up to date and contain true full and accurate records of all matters required to be dealt with therein and the Company has not received any notice of any application or intended application for rectification of the Company’s register and all annual or other returns required to be filed with the relevant companies registry have been properly filed within any applicable time limit and all legal requirements relating to the issue of shares and other securities by the Company have been complied with.